AGREEMENT AND PLAN OF MERGER

                                      among

                                  INACOM CORP.,

                            INACOM ACQUISITION, INC.

                                       and

                               VANSTAR CORPORATION




                           Dated as of October 8, 1998



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                                TABLE OF CONTENTS


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                                                                                                                PAGE
ARTICLE I                  THE MERGER ............................................................................3

Section 1.1                The Merger ............................................................................3
Section 1.2                Closing ...............................................................................3
Section 1.3                Effective Time ........................................................................3
Section 1.4                Certificate of Incorporation and By-Laws ..............................................3
Section 1.5                Directors and Officers ................................................................4

ARTICLE II                 CONVERSION OF SHARES ..................................................................4

Section 2.1                Conversion of Shares ..................................................................4
Section 2.2                Exchange Procedures ...................................................................5
Section 2.3                Dividends; Transfer Taxes; Withholding ................................................6
Section 2.4                Fractional Shares .....................................................................7
Section 2.5                Undistributed Parent Common Stock .....................................................7
Section 2.6                Options................................................................................7
Section 2.7                Closing of Transfer Books .............................................................8
Section 2.8                Further Assurances ....................................................................9

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY ...........................................................................9

Section 3.1                Organization and Good Standing ........................................................9
Section 3.2                Certificate of Incorporation and By-Laws .............................................11
Section 3.3                Capitalization .......................................................................11
Section 3.4                Company Subsidiaries .................................................................12
Section 3.5                Corporate Authority ..................................................................13
Section 3.6                Compliance with Applicable Law .......................................................14
Section 3.7                Non-Contravention ....................................................................14
Section 3.8                Government Approvals; Required Consents ..............................................15
Section 3.9                SEC Documents and Other Reports ......................................................15
Section 3.10               Absence of Certain Changes or Events .................................................16
Section 3.11               Actions and Proceedings ..............................................................17
Section 3.12               Absence of Undisclosed Liabilities ...................................................17
Section 3.13               Certain Contracts and Arrangements ...................................................17
Section 3.14               Taxes ................................................................................18
Section 3.15               Patents, Trademarks and Similar Rights ...............................................21
Section 3.16               Information in Disclosure Documents and Registration
                           Statement ............................................................................22
Section 3.17               Employee Benefit Plans; ERISA ........................................................22
Section 3.18               Environmental Matters ................................................................24
Section 3.19               Labor Matters ........................................................................25
Section 3.20               Affiliate Transactions ...............................................................25
Section 3.21               Opinion of Financial Advisor .........................................................25
Section 3.22               Brokers ..............................................................................26
Section 3.23               Pooling...............................................................................26
Section 3.24               Insurance Risk Management.............................................................26
Section 3.25               Computer Software and Databases.......................................................26


ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF
                           PARENT AND MERGER SUB ................................................................27

Section 4.1                Organization and Good Standing .......................................................27
Section 4.2                Certificate of Incorporation and By-Laws .............................................28
Section 4.3                Capitalization .......................................................................29
Section 4.4                Parent Subsidiaries...................................................................30
Section 4.5                Corporate Authority ..................................................................30
Section 4.6                Compliance with Applicable Law........................................................31
Section 4.7                Non-contravention ....................................................................32
Section 4.8                Government Approvals; Required Consents ..............................................32
Section 4.9                SEC Documents and Other Reports ......................................................33
Section 4.10               Absence of Certain Changes or Events .................................................33
Section 4.11               Actions and Proceedings...............................................................34
Section 4.12               Absence of Undisclosed Liabilities....................................................34
Section 4.13               Certain Contracts and Arrangements....................................................35
Section 4.14               Taxes.................................................................................36
Section 4.15               Patents, Trademarks and Similar Rights................................................38
Section 4.16               Information in Disclosure Documents and Registration
                           Statement ............................................................................39
Section 4.17               Employee Benefit Plans; ERISA.........................................................39
Section 4.18               Environmental Matters.................................................................41
Section 4.19               Labor Matters.........................................................................42
Section 4.20               Affiliate Transactions................................................................42
Section 4.21               Opinion of Financial Advisor..........................................................42
Section 4.22               Brokers...............................................................................42
Section 4.23               Pooling...............................................................................42
Section 4.24               Insurance; Risk Management............................................................43
Section 4.25               Computer Software and Databases.......................................................43
Section 4.26               Interim Operations of Sub.............................................................43

ARTICLE V                  CONDUCT OF BUSINESS PENDING THE MERGER ...............................................43

Section 5.1                Conduct of Business by the Company Pending the Merger ................................43

ARTICLE VI                 ADDITIONAL AGREEMENTS ................................................................47

Section 6.1                Access and Information ...............................................................47
Section 6.2                No Solicitation ......................................................................48
Section 6.3                Third-Party Standstill Agreements ....................................................50
Section 6.4                Joint Proxy Statements; Shareholder Approval .........................................50
Section 6.5                Affiliate Agreements .................................................................52
Section 6.6                Reasonable Best Efforts ..............................................................53
Section 6.7                Public Announcements .................................................................54
Section 6.8                Directors' and Officers' Indemnification and Insurance ...............................54
Section 6.9                Expenses .............................................................................55
Section 6.10               Listing Application ..................................................................55
Section 6.11               [This Section intentionally left blank] ..............................................56
Section 6.12               Pooling of Interests..................................................................56
Section 6.13               Parent Board of Directors.............................................................56
Section 6.14               Letter of the Company's Accountants...................................................56
Section 6.15               Letter of Parent's Accountants........................................................56
Section 6.16               Treatment of Trust Convertible Preferred Securities
                           and Convertible Debentures............................................................57
Section 6.17               Notification of Certain Matters.......................................................57
Section 6.18               Tax-Free Reorganization Treatment.....................................................57
Section 6.19               Company Employee Benefits.............................................................58
Section 6.20               Schedules.............................................................................58

ARTICLE VII                CONDITIONS TO CONSUMMATION OF THE MERGER .............................................59

Section 7.1                Conditions to Each Party's Obligation to Effect the Merger ...........................59
Section 7.2                Conditions to Obligations of Parent and Merger Sub to
                           Effect the Merger ....................................................................60
Section 7.3                Conditions to Obligation of the Company to Effect the
                           Merger ...............................................................................61

ARTICLE VIII               TERMINATION ..........................................................................62

Section 8.1                Termination ..........................................................................62
Section 8.2                Effect of Termination ................................................................64

ARTICLE IX                 GENERAL PROVISIONS ...................................................................67

Section 9.1                Amendment and Modifications ..........................................................67
Section 9.2                Waiver ...............................................................................67
Section 9.3                Survivability; Investigations ........................................................67
Section 9.4                Notices ..............................................................................67
Section 9.5                Descriptive Headings; Interpretations ................................................69
Section 9.6                Entire Agreement .....................................................................69
Section 9.7                Governing Law ........................................................................69
Section 9.8                Enforcement ..........................................................................69
Section 9.9                Counterparts .........................................................................70
Section 9.10               Assignment; Third-Party Beneficiaries ................................................70


Exhibit "A"                Parent Stock Voting Agreement
Exhibit "B"                Company Stock Voting Agreement
Exhibit "C-1"              Stock Option Agreement
Exhibit "C-2"              Company Stock Option Agreement
Exhibit "D"                Form of Company Affiliate Letter
Exhibit "E"                Form of Parent Affiliate Letter
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                             INDEX OF DEFINED TERMS



"accumulated funding deficiency" has the meaning specified in Sections 3.17(a) and 4.17(a).

"Acquisition Proposal" has the meaning specified in Section 6.2(c).

"Acquisition Transaction" has the meaning specified in Section 6.2(a)(i).

"Affiliate" has the meaning specified in Section 6.5.

"Affiliate Agreement" has the meaning specified in Section 6.5.

"Agreement" shall mean this Agreement and Plan of Merger.

"Applicable Law" has the meaning specified in Section 3.6.

"Benefit Plans" has the meaning specified in Sections 3.17(a) and 4.17(a).

"Certificate of Merger" has the meaning specified in Section 1.3.

"Certificate Amendment" has the meaning specified in Recital (b).

"Certificates" has the meaning specified in Section 2.1(d).

"Class A Preferred Stock" has the meaning specified in Section 4.3(a).

"Closing" has the meaning specified in Section 1.2.

"Closing Date" has the meaning specified in Section 1.2.

"COBRA" has the meaning specified in Section 3.17(c).

"Code" shall have the meaning set forth in the Recitals.

"Company" shall mean Vanstar Corporation.

"Company 10-K" has the meaning specified in Section 3.12.

"Company Affiliate Group" has the meaning specified in Section 3.14(b).

"Company Affiliate Period" has the meaning specified in Section 3.14(b).

"Company's Assets" has the meaning specified in Section 3.18.

"Company Balance Sheet" has the meaning specified in Section 3.14(b).

"Company Common Stock" has the meaning specified in Section 2.1(a).

"Company Disclosure Schedule" has the meaning specified in Article III.

"Company Intellectual Property Rights" has the meaning specified in Section 3.15(a).

"Company Material Adverse Effect" has the meaning specified in Section 3.1.

"Company Permits" has the meaning specified in Section 3.6.

"Company Plan" has the meaning specified in Section 3.17(a).

"Company Proxy Statement" has the meaning specified in Section 6.4(b)(iii).

"Company SEC Documents" has the meaning specified in Section 3.9(a).

"Company Shareholder Meeting" has the meaning specified in Section 6.4(b)(i).

"Company Stock Voting Agreement" has the meaning specified in the Recitals.

"Company Third Party Intellectual  Property Rights" has the meaning specified in
Section 3.15(b).

"Confidentiality Agreement" has the meaning specified in Section 6.2(a).

"Consent" has the meaning specified in Section 6.6(b).

"Convertible Debentures" has the meaning specified in Section 6.16.

"Contract" has the meaning specified in Section 3.7.

"CSFB" shall mean Credit Suisse First Boston Corporation.

"D&O Insurance" has the meaning specified in Section 6.8(b).

"DGCL" shall have the meaning set forth in the Recitals.

"DOJ" has the meaning specified in Section 6.6(d).

"Effective Time" has the meaning specified in Section 1.3.

"ERISA" has the meaning specified in Section 3.17(a).

"Exchange Act" has the meaning specified in Section 3.8.

"Exchange Agent" has the meaning specified in Section 2.2(a).

"Exchange Ratio" has the meaning specified in Section 2.1(a).

"FTC" has the meaning specified in Section 6.6(d).

"G&H" shall mean Gregory & Hoenemeyer.

"GAAP" has the meaning specified in Section 3.9(a).

"Governmental Entity" has the meaning specified in Section 3.6.

"HSR Act" has the meaning specified in Section 3.8.

"Indemnified Parties" has the meaning specified in Section 6.8(a).

"Indenture" has the meaning specified in Section 6.16.

"Joint Proxy Statement" has the meaning specified in Section 6.4(c).

"JPM" shall mean JP Morgan Securities, Inc.

"Liens" has the meaning specified in Section 3.4.

"Meeting Date" has the meaning specified in Section 8.1(d).

"Merger" shall have the meaning set forth in the Recitals.

"Merger Sub" shall mean InaCom Acquisition, Inc.

"Merger Sub Common Stock" has the meaning specified in Section 2.1(b).

"Multiemployer Plan" has the meaning specified in Section 3.17(b).

"Option Agreement" has the meaning specified in the Recitals.

"Option Amendment" has the meaning specified in Section 4.5(b).

"Option Plans" has the meaning specified in Section 2.6(a).

"Options" has the meaning specified in Section 2.6(a).

"Parent" shall mean InaCom Corp.

"Parent 10-K" has the meaning specified in Section 4.12.

"Parent Affiliate Group" has the meaning specified in Section 4.14(a).

"Parent Affiliate Period" has the meaning specified in Section 4.14(a).

"Parent Assets" has the meaning specified in Section 4.18(a).

"Parent Balance Sheet" has the meaning specified in Section 4.14(a).

"Parent Common Stock" has the meaning specified in Section 2.1(a).

"Parent Disclosure Schedule" has the meaning specified in Article IV.

"Parent Intellectual Property Rights" has the meaning specified in Section 4.15(a).

"Parent Material Adverse Effect" has the meaning specified in Section 4.1.

"Parent Permits" has the meaning specified in Section 4.6.

"Parent Plan" has the meaning specified in Section 4.17(a).

"Parent Proxy Statement" has the meaning specified in Section 6.4(iii).

"Parent SEC Documents" has the meaning specified in Section 4.9.

"Parent Shareholder Meeting" has the meaning specified in Section 6.4(i).

"Parent Stock Voting Agreement" has the meaning specified in the Recitals.

"Parent Third Party  Intellectual  Property Rights" has the meaning specified in
Section 4.15(b).

"Payment Party" has the meaning specified in Section 8.2(j).

"pension plan" has the meaning specified in Sections 3.17(a) and 4.17(a).

"person" has the meaning specified in Section 9.5.

"Registration Statement" has the meaning specified in Section 3.16.

"reportable event" has the meaning specified in Sections 3.17(a) and 4.17(a).

"Restraints" has the meaning specified in Section 7.1(e).

"Rule 145" has the meaning specified in Section 6.5.

"SEC" has the meaning specified in Section 3.8.

"Securities Act" has the meaning specified in Section 2.6(b).

"Shares" has the meaning specified in Section 2.1(a).

"Subsequent Company SEC Documents" has the meaning specified in Section 3.9(a).

"Subsequent Parent SEC Documents" has the meaning specified in Section 4.7.

"Subsidiary" has the meaning specified in Section 3.1.

"Superior Proposal" has the meaning specified in Section 6.2(b).

"Surviving Corporation" has the meaning specified in Section 1.1.

"Tax Returns" has the meaning specified in Section 3.14.

"Taxes" has the meaning specified in Section 3.14.

"welfare plan" has the meaning specified in Sections 3.17(a) and 4.17(a).

"Year 2000 Complaint" has the meaning specified in Section 3.25(a).

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 8, 1998 (the "Agreement"), by and among INACOM CORP., a Delaware corporation ("Parent"), INACOM ACQUISITION, INC., a Delaware corporation and newly formed, wholly owned subsidiary of Parent (the "Merger Sub"), and VANSTAR CORPORATION, a Delaware corporation (the "Company").


RECITALS:

         (a) The parties hereto desire to effect a reorganization pursuant to which Merger Sub will merge into the Company, with the Company continuing as the surviving corporation (the "Merger");

         (b) The Board of Directors of Parent, Merger Sub and the Company have each approved this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), each of Merger Sub and the Company has resolved, subject to the terms of this Agreement, to recommend the adoption of this Agreement and approval of the transactions contemplated herein by its shareholders in accordance with the DGCL and Parent has resolved, subject to the terms of this Agreement, to recommend approval of the amendment to its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock (the "Certificate Amendment") and the issuance of the shares of Parent Common Stock in connection with the Merger in accordance with the DGCL and the rules and regulations of the New York Stock Exchange;

         (c) The parties hereto intend that the Merger will qualify as a nontaxable reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereto, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code;

         (d) As condition and an inducement to Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Stock Voting Agreement with certain shareholders of the Company, who own an aggregate of approximately 45% of the outstanding shares of Company Common Stock (as hereinafter defined), in the form of Exhibit "A" hereto (the "Parent Stock Voting Agreement");

         (e) As condition and an inducement to the Company entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Company is entering into a Stock Voting Agreement with certain shareholders of Parent, who own an aggregate of approximately 2% of the outstanding shares of Parent Common Stock (as hereunder defined), in the form of Exhibit "B" hereto (the "Company Stock Voting Agreement");

         (f) Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and the Company's willingness to enter into this Agreement, Parent and the Company are entering into (a) a Stock Option Agreement dated as of the date of this Agreement and in the form attached hereto as Exhibit "C-1", pursuant to which the Company grants to Parent an option to purchase shares of common stock of the Company under certain circumstances and (b) a Stock Option Agreement dated as of the date of this Agreement and in the form attached hereto as Exhibit "C-2", pursuant to which Parent grants the Company an option to purchase shares of common stock of Parent under certain circumstances (collectively, the "Option Agreement"); and

         (g)               The parties intend that the transactions contemplated
                           herein   qualify  for   treatment  as  a  pooling  of
                           interests pursuant to APB Opinion No. 16.


AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the
Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware, and in accordance with Section 259 of the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of Merger Sub and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of Merger Sub and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McGrath, North, Mullin & Kratz, P.C., 222 South Fifteenth Street, One Central Park Plaza, Suite 1400, Omaha, Nebraska, at 10:00 a.m., local time, as promptly as practicable after all of the conditions set forth in Article VII are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (the date on which the Closing actually occurs being referred to herein as the "Closing Date").

         Section 1.3 Effective Time. The Merger shall become effective at the time of filing of, or at such later time as is agreed to by the parties and specified in, a properly executed certificate of merger (the "Certificate of Merger"), in the form required by and executed in accordance with the DGCL, filed with the Secretary of State of the State of Delaware, in accordance with the provisions of the DGCL. Such filing shall be made contemporaneously with, or immediately after, the Closing. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

         Section 1.4 Certificate of Incorporation and By-Laws. From and after the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Applicable Law (as hereinafter defined). From and after the Effective Time, the By-Laws of the Company in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with Applicable Law.

         Section 1.5 Directors and Officers. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law. The officers of the Company at the Effective Time shall become the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.


                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock (as defined herein) or any shares of capital stock of Merger Sub:

         (a) Each share of Common Stock, par value $0.001 per share of the Company ("Company Common Stock" or "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.1(c) hereof) shall be converted into the right to receive .64 shares of validly issued, fully paid and nonassessable shares of Common Stock, par value $0.10 per share of Parent ("Parent Common Stock") (the "Exchange Ratio").

         (b) Each share of common stock, par value $1.00, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one duly issued, validly authorized, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

         (c) All Shares that are owned by the Company as treasury stock and any Shares that are owned by Parent or Merger Sub shall automatically be cancelled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         (d) All Shares converted pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each holder of a certificate which immediately prior to the Effective Time represented such outstanding shares (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the consideration set forth in Section 2.1(a) for each such Share.

         Section 2.2   Exchange Procedures.

         (a) Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). Immediately following the Effective Time, Parent shall deliver, in trust, to the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II through the Exchange Agent, certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 2.1(a) in exchange for outstanding Shares and cash to be paid in lieu of fractional shares pursuant to Section 2.4.

         (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of Certificates (i) a form of letter of transmittal (in customary form) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for the Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) that number of shares of Parent Common Stock equal to the product of the Exchange Ratio multiplied by the number of Shares formerly represented by the surrendered Certificate, (B) cash in lieu of fractional shares, and (C) any amounts to which the holder is entitled pursuant to Section 2.3 hereof after giving effect to any required tax withholdings and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2(b), each Certificate (other than certificates representing shares to be cancelled pursuant to Section 2.1(c) hereof) shall be deemed from and after the Effective Time to represent only the right to receive upon such surrender the Parent Common Stock issuable pursuant to the Merger (and cash in lieu of fractional shares thereof) contemplated by this Agreement. In no event shall the holder of any such surrendered Certificate be entitled to receive interest on any cash to be received in connection with the Merger. Neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any amount paid to a public official as required by any applicable abandoned property, escheat or similar law.

         (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of Parent Common Stock issuable pursuant to the Merger (and cash in lieu of fractional shares thereof) contemplated by this Agreement.

         Section 2.3 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are payable to holders of record of Parent Common Stock on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive certificates representing shares of Parent Common Stock (and no such person shall be paid cash in lieu of a fractional share of Parent Common Stock), until such person shall have surrendered its Certificate(s) as provided in Section 2.2 hereof. Subject to applicable law, there shall be paid to each person receiving a certificate representing such shares of Parent Common Stock, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate representing shares of Parent Common Stock and the distribution of such cash payment in a name other than that of the registered holder of the Certificate so surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

         Section 2.4 Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the average of the closing price per share on the NYSE Composite Transactions List (as reprinted by The Wall Street Journal) for the ten (10) full trading days ending on the fifth
(5th) full trading day preceding the Effective Time by the fractional share interest to which such holder would otherwise be entitled.

         Section 2.5 Undistributed Parent Common Stock. Any portion of the certificates representing shares of Parent Common Stock issuable upon conversion of Company Common Stock pursuant to Section 2.1(a) hereof, together with any dividends or distributions payable in respect thereof pursuant to Section 2.3 hereof and any cash payable in lieu of fractional shares pursuant to Section 2.4 hereof, which remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their certificates in compliance with this Article II shall thereafter look only to Parent for payment of their claim for such shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common Stock or cash in lieu of fractional shares (in each case, without interest thereon).

         Section 2.6                Options.

         (a) Options to purchase Shares (collectively "Options") granted by the Company under the Company's 1988 Stock Option Plan, as amended, 1993 Stock Option/Stock Issuance Plan, as amended, or 1996 Stock Option/Stock Issuance Plan, as amended (collectively, the "Option Plans"), that remain outstanding immediately prior to the Effective Time, whether or not then exercisable, shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Parent and converted so as to entitle the holder thereof to subscribe to, purchase or acquire from Parent the number of shares of Parent Common Stock which equals the product of the Exchange Ratio times the number of shares of Company Common Stock subject to the Options immediately prior to the Effective Time (rounded to the nearest whole share), at an exercise price per share of Parent Common Stock equal to the exercise price per share of Company Common Stock then specified with respect to such Option divided by the Exchange Ratio (rounded to the nearest whole cent); provided, however, in the event of any Option Plan which is an incentive stock option as defined in Section 422 of the Code the aggregate adjusted exercise price of such Option and the number of shares to which such Option is exercisable shall be computed in compliance in all respects with the requirements of Section 424(a) of the Code, including the requirements that such adjustments not confer on the holder of any Option any additional benefits not currently provided under the Option Plans. Material terms and provisions of each Option as assumed and converted by Parent shall be at least as favorable to the holder thereof as the terms and conditions of the Option existing immediately prior to the Effective Time, except that there shall be substituted the appropriate number of shares of Parent Common Stock for Company Common Stock at the appropriate exercise prices described above, effective as of the Effective Time. As promptly as practicable after the Effective Time, Parent shall issue to each holder of an Option a written instrument evidencing its assumption by Parent.

         (b) The Parent and the Company shall take all corporate action necessary to effectuate the assumption and conversion of the Options as set forth in subpart (a) above, and the Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery thereunder, assumed in accordance with this Section 2.6. Within fifteen (15) days after the Effective Time, the Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Parent Common Stock subject to Options that may be registered on a Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

         (c) The provisions of this Section 2.6 are intended to be for the benefit of, and shall be enforceable by, each holder of Options, and such holder's heirs and personal representatives and shall be binding upon all successors and assigns of the Surviving Corporation and Parent.

         Section 2.7 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Parent, they shall be cancelled and exchanged as provided in this Article II.

         Section 2.8 Further Assurances. If, at any time after the Effective Time, Parent shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as set forth below. Such representations and warranties are made subject to certain exceptions and qualifications set forth in the Company Disclosure Schedule dated as of the date hereof and delivered as a separate document and incorporated in this Agreement by reference (the "Company Disclosure Schedule"). The representation(s) and warranty(ies) to which each such exception or qualification relates is (are) specifically identified (by cross-reference or otherwise) in the Company Disclosure Schedule unless the applicability of such exception is reasonably apparent on its face.

         Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the assets, liabilities, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement (a "Company Material Adverse Effect") provided, however, that (i) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally that is material to the business of the Company and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries, taken as a whole, (ii) any adverse change, event or effect that is demonstrated to be primarily caused by conditions generally affecting the computer products or services industry shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries, taken as a whole, (iii) any adverse change in the stock price or trading volume of the Company Common Stock as quoted on the New York Stock Exchange, in and of itself, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries, taken as a whole, (iv) any failure by the Company to meet the revenue or earnings predictions of equity analysts or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, in and of itself, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries taken as a whole, (v) any adverse change arising primarily out of or resulting primarily from actions taken by the Company or any of its Subsidiaries in connection with (but not in breach of) this Agreement and the transactions contemplated hereunder, or which is primarily attributable to the announcement of this Agreement and the transactions contemplated hereby (including, without limitation, employee attrition or any loss of business resulting from termination or modification of any vendor, customer or other business relationships, or otherwise) shall not, other than to the extent such adverse changes result from the breach by the Company of its obligations under Section 5.1, be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries, taken as whole, and (vi) any litigation or threat of litigation challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation resulting from the Agreement or the transactions contemplated herein shall not be a "Company Material Adverse Effect" on or with respect to the Company and its subsidiaries, taken as a whole. As used in this Agreement, a "Subsidiary" of any person means another person owned directly or indirectly by such person by reason of such person owning or controlling an amount of the voting securities, other voting ownership or voting partnership interests of another person which is sufficient to elect at least a majority of its Board of Directors or other governing body of another person or, if there are no such voting interests, at least a majority of the equity interests of another person.

         Section 3.2 Certificate of Incorporation and By-Laws. True, correct and complete copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of the Company have been delivered to Parent. The Certificate of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

         Section 3.3                Capitalization.

         (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock $0.001 par value. As of August 31, 1998 43,563,243 shares of Company Common Stock were issued and outstanding and no shares were held in the treasury of the Company. Since August 31, 1998, the Company has not, except as set forth in Section 3.3 of the Company Disclosure Schedule, issued any shares of capital stock, any security convertible into or exchangeable for shares of such capital stock, including any Option, other than the issuance of shares of Company Common Stock upon the exercise of Options. All of the issued and outstanding Shares have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights. As of August 31, 1998, the Company did not have any outstanding stock appreciation rights, and since such date, the Company has not issued any stock appreciation rights. As of August 31, 1998, the Company had granted and there were outstanding Options entitling the holders thereof to purchase, acquire or receive an aggregate of 6,095,134 shares of the Company Common Stock.

         (b) Except as described in Section 3.3(a) hereof, and except as set forth in Section 3.3 of the Company Disclosure Schedule: (i) there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of the Company or any of its Subsidiaries, requiring the Company or any of its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries; (ii) neither the Company nor its Subsidiaries has any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations entered into in the ordinary course of business; (iii) neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to the Company; and (iv) there are no voting trusts, proxies or other agreements or understandings to or by which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries.

         Section 3.4 Company Subsidiaries. Section 3.4 of the Company Disclosure Schedule sets forth a list of each Subsidiary of the Company. Each Subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of the Company has the corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing (to the extent such concept is recognized in such jurisdiction), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.4 of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other equity interests in each of the Company's Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of all pledges, claims, options, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are not subject to preemptive rights. Other than the Subsidiaries, neither the Company nor any Subsidiary has any material (individually or in the aggregate) investment in any other entity or any material (individually or in the aggregate) investment in any partnership, joint venture or similar entity, except as disclosed in Section 3.4 of the Company Disclosure Schedule, all of which investments are owned free and clear of all Liens. Section 3.4 of the Company Disclosure Schedule sets forth a list of all individuals and entities (other than the Company) that own shares or interests in any Subsidiary or in any entity, partnership, joint venture or similar entity in which the Company owns shares or has an investment.

         Section 3.5                Corporate Authority.

         (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Company Stock Voting Agreement and the Option Agreement and, in the case of this Agreement, subject to the adoption of the Agreement by the Company's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the Company Stock Voting Agreement and the Option Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by its Board of Directors and, in the case of this Agreement, subject to the adoption of the Agreement by the Company's shareholders, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the Company Stock Voting Agreement and the Option Agreement and the consummation by it of the transactions contemplated hereby and thereby. This Agreement, the Company Stock Voting Agreement and the Option Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company and each is enforceable against the Company in accordance with its terms.

         (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company (at a meeting duly called and held) has (i) approved and declared advisable this Agreement, the Merger and the transactions contemplated hereby, and the Company Stock Voting Agreement and Option Agreement and the transactions contemplated thereby, (ii) determined that the transactions contemplated hereby and thereby are fair to, and in the best interests of, the holders of Company Common Stock as of such date and (iii) subject to the provisions hereof, determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to the Company's shareholders for approval and adoption at the shareholders meeting contemplated by Section 6.4(a) hereof. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholder Meeting, voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary for the due adoption of this Agreement by the Company's stockholders. The Company has taken all steps necessary to approve and exempt this Agreement, the Company Stock Voting Agreement and the Option Agreement and the transactions contemplated hereby and thereby from the restrictions on "business combinations" set forth in
Section 203 of the DGCL, from any other applicable takeover statute and from any applicable charter or organizational document of the Company containing any change of control, "anti-takeover" or similar provision.

         Section 3.6  Compliance  with  Applicable  Law.  Except as set forth in
Section 3.6 of the Company Disclosure Schedule, (i) each of the Company and its Subsidiaries holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of their respective businesses as currently conducted ("Company Permits"), except for failures to hold or to comply with such Company Permits which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;
(ii) with respect to the Company Permits, no action or proceeding is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no fact exists or event has occurred that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;
(iii) the business of the Company and its Subsidiaries is being conducted and has been conducted in compliance with all applicable laws, ordinances, regulations, judgments, decrees or orders ("Applicable Law") of any federal, state, local, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission (a "Governmental Entity"), except for violations or failures to so comply that would not, individually, or in the aggregate, have a Company Material Adverse Effect; and (iv) no investigation or review by any Governmental Entity with respect to the Company or its Subsidiaries is pending or, to the knowledge of the Company, threatened that, individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         Section 3.7 Non-Contravention. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement, the Company Stock Voting Agreement and the Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license (any of the foregoing, a "Contract") binding upon the Company or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not have a Company Material Adverse Effect.

         Section 3.8 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Company Stock Voting Agreement or the Option Agreement by the Company or is necessary for the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Merger) except: (i) the filing with (and declaration of effectiveness by) the Securities and Exchange Commission ("SEC") of the Joint Proxy Statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any applicable state securities or "blue sky" law as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (and all approvals or termination of applicable waiting periods contemplated thereby), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.9                SEC Documents and Other Reports.

         (a) The Company has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC since March 1, 1996 (the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Effective Time (the "Subsequent Company SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Company SEC Documents contained when filed, and the Subsequent Company SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents when filed fairly presented, and included in the Subsequent Company SEC Documents will fairly present, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since April 30, 1998, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP. All restructuring charges and expenses taken by the Company since April 30, 1998, are properly chargeable to the Company's current fiscal year and are not required by GAAP to be charged to any other accounting period.

         Section 3.10 Absence of Certain Changes or Events. Except for entering into this Agreement and consummation of the transactions contemplated hereby and except as set forth in Section 3.10 of the Company Disclosure Schedule and the Company's previously announced restructuring plan, since April 30, 1998, the Company and its Subsidiaries have conducted their respective businesses and operations only in the ordinary and usual course consistent with past practice and, except as set forth in Section 3.10 of the Company Disclosure Schedule, there has not occurred (i) through the date of this Agreement, any change in the assets, liabilities, financial condition or the results of the Company and the Subsidiaries having a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock; (iv) any material increase in the compensation payable or to become payable by the Company or any Subsidiary to its directors, officers or key employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers or key employees, other than in the ordinary course of business; (v) any labor dispute, other than routine matters none of which has, or would be reasonably expected to have, a Company Material Adverse Effect; (vi) any entry by the Company or the Subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) material (individually or in the aggregate) to the Company or its Subsidiaries other than in the ordinary course of business; (vii) any material change by the Company or its Subsidiaries in accounting methods, principles or practices except as required by concurrent changes in GAAP or concurred with by the Company's independent public accountants; (viii) any material agreement, whether in writing or otherwise, to take any action described in this Section 3.10; or (ix) any event or action that, if occurring or taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1 hereof and would constitute a Company Material Adverse Effect.

         Section 3.11 Actions and Proceedings. Except as set forth in the Company SEC Documents or Section 3.11 or Section 3.14 of the Company Disclosure Schedule, (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, that, individually or in the aggregate have a Company Material Adverse Effect, and (b) there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify that are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

         Section 3.12 Absence of Undisclosed Liabilities. Except (a) as set forth Section 3.12 or Section 3.14 of the Company Disclosure Schedule, (b) for liabilities or obligations which are accrued or reserved against on the balance sheet (or reflected in the notes thereto) included in the Company's Annual Report on Form 10-K for the year ended April 30, 1998 (the "Company 10-K"), (c) for liabilities arising out of the Company's previously announced restructuring plan, and (d) for normal and recurring liabilities since April 30, 1998, neither the Company nor any of its Subsidiaries has any liabilities or obligations (including, without limitation, Tax (as hereinafter defined) liabilities) (whether absolute, accrued, contingent or otherwise), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

         Section 3.13 Certain Contracts and Arrangements. The Company has not breached or defaulted (nor has any event occurred which, with passage of time or giving of notice would constitute a default), or received in writing any claim or notice that it has breached or defaulted under, any of the terms or conditions of any agreement, contract or commitment in such a manner as, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. In addition, the Company has used reasonable best efforts to identify and disclose on Section 3.13 of the Company Disclosure Schedule all of the following to which the Company or any of its Subsidiaries is a party (and which are not listed as exhibits to the Company's 10-K): (a) material employment, consulting, noncompete, severance or similar agreement with any director, officer or salaried employee; (b) collective bargaining agreement;
(c) material indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company or any Subsidiary or the guaranty by the Company or any Subsidiary of any material obligation for the borrowing of money; (d) real property lease in excess of 20,000 square feet and any other material lease (i.e., a lease (other than leases that have been properly capitalized by the Company in accordance with
GAAP) with future yearly rental payments in excess of $150,000 or aggregate future rental payments in excess of $500,000 over the term thereof); (e) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any of its Subsidiaries is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole; (f) any joint venture, partnership or similar arrangement extending beyond six (6) months or involving a commitment for future equity or investment of more than $500,000; (g) a listing of the top fifty (50) customers based on estimated annual revenue, including a listing of the contracts in place with the top ten (10) customers; (h) a listing of the vendors with whom the Company has contracts involving purchases in excess of $500,000 on an annualized basis, including a listing of the contracts in place with the top ten (10) vendors; (i) any material agreement the benefits of which are contingent or increased, or the terms of which are materially altered, or the vesting of benefits of which will be accelerated, upon the occurrence of a transaction of the nature contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (j) any material agreement of indemnification or guaranty not entered into in the ordinary course of business; (k) any agreement, capitalized lease, contract or commitment relating to capital expenditures and involving future obligations in excess of $1,500,000, and not cancelable without penalty; (l) any agreement, contract or commitment currently in force relating to any ownership interest in any corporation, partnership, joint venture or other business enterprise that is material in value to the Company; or (m) any other contract or agreement that is otherwise material to the Company or the Subsidiaries taken as a whole, except for purchase and sales orders and similar contracts entered into in the ordinary course of business.

         Section 3.14               Taxes.

         (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any law or any agreements or arrangements with any other person with respect to such amounts and including, without limitation, any primary, contingent, transferee or successor liability for taxes of another person, a predecessor entity or former affiliate. "Tax Returns" means all reporting, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b) Except as disclosed in Section 3.14 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and, except to the extent that a reserve for Taxes was reflected on the Company's balance sheet included in the Company's 10-K (the "Company Balance Sheet") (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, each group of corporations with which the Company or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "Company Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which the Company or a Subsidiary was a member of such Company Affiliated Group (a "Company Affiliated Period"), and, except to the extent that a reserve for Taxes was reflected on the Company Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, and except to the extent that a reserve for Taxes was reflected on the Company Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), each of the Company and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Company Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Company Affiliated Periods and with respect to which the Company or any of its Subsidiaries may be liable by operation of law or otherwise. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, the unpaid Taxes of the Company and the Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of the Company and the Subsidiaries for Tax periods from the date of the Company Balance Sheet through the Closing Date are normal recurring taxes attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in the this Section 3.14(b) shall be (i) limited in its application to items which are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, and (ii) qualified to the extent of any adverse determination of matters set forth in Section 3.14 of the Company Disclosure Schedule.

         (c) The Company is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than the Company nor does the Company owe any amount under any such agreement. Except as set forth in Section 3.14 of the Company Disclosure Schedule, no examination or audit by any Governmental Entity of any Tax Return of the Company, any of its Subsidiaries or any Company Affiliated Group with respect to a Company Affiliated Period is currently in progress or, to the knowledge of the Company and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

         (d) Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or its Subsidiaries are subject to an election under
Section 341(f) of the Code.

         (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under either Code
Section 162(m) or Code Section 280G (or cause the Company or any of its Subsidiaries to incur an obligation to reimburse a person for a tax imposed under Code Section 4999).

         (g) The interest paid or payable by the Company to Vanstar Financing Trust pursuant to the Company's 6-3/4% Convertible Subordinated Debentures due 2016 is deductible as interest payments under Code Section 163.

         (h) Except as set forth in Section 3.14 of the Company Disclosure Schedule, to the knowledge of the Company, no state of facts or circumstances exist which are reasonably likely to constitute grounds for the assessment of Taxes against the Company or any Subsidiary where such assessment, individually or in the aggregate, would have a Company Material Adverse Effect.

         Section 3.15               Patents, Trademarks and Similar Rights.

         (a) The Company and its Subsidiaries own, or are licensed or otherwise possess and, after the Effective Time, will continue to own, license or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Company Material Adverse Effect (the "Company Intellectual Property Rights").

         (b) Neither the Company nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ( " Company Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries, the breach of which would be reasonably likely to have a Company Material Adverse Effect.

         (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patent, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party which, if adversely determined, would be reasonably likely to have a Company Material Adverse Effect; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Company Material Adverse Effect.

         Section 3.16 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by the Company specifically for inclusion in (i) the Registration Statement on Form S-4 to be filed with the SEC under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the Joint Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholder Meeting and the Parent Shareholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. As of the date of its initial mailing and as of the date of the Company Shareholder Meeting and the Parent Shareholder Meeting, the Joint Proxy Statement will comply (with respect to information relating to the Company) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made or incorporated by reference in the foregoing documents based upon information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

         Section 3.17               Employee Benefit Plans; ERISA.

         (a) Section 3.17 of the Company Disclosure Schedule sets forth the name of each Company Plan (as defined below) and of each bonus, deferred compensation, incentive compensation, profit sharing, salary continuation, employee benefit plan, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement to which the Company or any Subsidiary is a party to or contributes to or pursuant to which any employee of the Company or any Subsidiary is entitled to benefits (collectively, the "Benefit Plans"), true copies of which have heretofore been delivered to Parent. Except as set forth in Section 3.17 of the Company Disclosure Schedule, each Company Plan and Benefit Plan complies with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable laws and administrative or governmental rules and regulations except for any such noncompliance that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred and no notice of such event is pending with respect to any Company Plan; neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Plan under Section 4063 of ERISA or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, in any such case, where such event, withdrawal or action, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. No Company Plan, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. Except as set forth in Section 3.17 of the Company Disclosure Schedule, there are no (individually or in the aggregate) actions, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan or Benefit Plan and that is, individually, or in the aggregate, reasonably likely to result in a Company Material Adverse Effect. Neither the Company nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any liability under or pursuant to Title IV of ERISA that has not been satisfied in full and that are, individually, or in the aggregate, reasonably likely to result in a Company Material Adverse Effect. To the knowledge of the Company, no non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred. Except as set forth in Section 3.17 of the Company Disclosure Schedule, all Company Plans and Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and the Company is not aware of any reason why any Company Plan and Benefit Plan is not so qualified in operation. As used herein: "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability.

         (b) None of the Benefit Plans is (i) a plan subject to Title IV of ERISA or (ii) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (herein a "Multiemployer Plan"). Neither the Company or its ERISA Affiliates has ever contributed to or had an obligation to contribute to any Multiemployer Plan.

         (c) Except as set forth on Section 3.17(c) of the Company Disclosure Schedule, no Benefit Plan which is a "welfare plan" (as defined in Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Action of 1985, as amended ("COBRA"), and the regulations thereunder at the expense of the participant or the beneficiary of the participant.

         (d) Except as disclosed in Section 3.17(d) of the Company Disclosure Schedule, (i) no amount payable under any Company Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code; and (ii) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event that is reasonably likely to occur, (A) entitle any current or former director, officer or employee of the Company or any of its ERISA Affiliates to severance pay, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

         Section 3.18 Environmental Matters. Except as set forth in the Company SEC Documents, (i) no person, entity or governmental agency has asserted against the Company or any of its Subsidiaries any requests, claims or demands for damages, costs, expenses or causes of action arising out of or due to the emission, disposal, discharge or other release or threatened release of any Hazardous Substances or Pollutants or Contaminants (in each case, as defined in or governed by any applicable federal, state or local statute, law or regulation) in connection with or related to any past or present facilities, properties or assets, owned, leased or operated by the Company or any of its Subsidiaries (collectively, the "Company's Assets"), arising out of or due to any injury to human health or the environment by reason of the current condition or operation of the Company's Assets, or past conditions and operations or activities on the Company's Assets; (ii) neither the Company nor any Subsidiary is a party to any pending, or to the knowledge of the Company, threatened actions for damages, costs, expenses, demands, causes of action, claims, losses, administrative proceedings, enforcement actions, or investigations relating to the emission, disposal, discharge or release of Hazardous Substances or Pollutants or Contaminants associated with the Company's Assets or operations;
(iii) there is no environmental condition, situation or incident on, at or concerning the Company's Assets that could give rise to a action or liability under applicable environmental law, rule, ordinance or common law theory relating to Hazardous Substances, Pollutants or Contaminants; and (iv) there is no liability associated with the Company's Assets under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act or the Toxic Substances and Control Act, or any other similar state or local law, in any such case where such event, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

         Section 3.19 Labor Matters. Neither the Company nor any of its Subsidiaries has any labor contracts or collective bargaining agreements.. There is no material unfair labor practice complaint pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to the Company Business. Since April 30, 1998, there has not been any labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any primary work stoppage or other labor difficulty involving its employees, in either such case, which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section  3.20  Affiliate  Transactions.  Except as set forth in Section
3.20 of the Company Disclosure Schedule, to the knowledge of Company, no director, officer, executive employee or shareholder beneficially owning 5% or more of the total number of issued and outstanding shares of Common Stock: (i) has any material contractual relationship with the Company, other than employment contracts and contracts made on an arm's-length basis in the ordinary course of business; or (ii) has any direct or indirect interest in any material right, property or asset which is used by the Company or any of its Subsidiaries in the conduct of its or their business.

         Section 3.21 Opinion of Financial Advisor. The Company has received the written opinion of Credit Suisse First Boston Corporation ("CSFB") to the effect that as of the date of this Agreement, the Exchange Ratio is fair to the holders of Company Common Stock, other than Parent or Merger Sub, from a financial point of view. A true, correct and complete copy of the written opinion delivered by CSFB, which opinion shall be included in the Joint Proxy Statement in its entirety, as well as a true and correct copy of the Company's engagement of CSFB, have been delivered to Parent by the Company.

         Section 3.22 Brokers. Other than CSFB, no broker, finder or financial advisor retained by the Company is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true and correct copy of the Company's engagement letter with CSFB has been delivered to Parent by the Company.

         Section 3.23 Pooling. The Company does not know of any reason why the Merger will not qualify as a pooling of interests transaction under APB 16, and neither the Company nor any of its Subsidiaries has, to its knowledge after consultation with its independent accountants, taken any action that will prevent the Merger from qualifying as a pooling of interests transaction under APB 16.

         Section  3.24  Insurance;  Risk  Management.   All  material  fire  and
casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The steps taken by the Company to manage the various risks incident to the business and operations of the Company and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         Section 3.25               Year 2000.

         (a) The term "Year 2000 Compliant", as used herein, shall mean that the applicable systems, processes, software, hardware and/or equipment is able to perform the following functions without human intervention:

         handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner store and provide output of date information in ways that are unambiguous as to century.

         (b) The Company has conducted an assessment of its and its Subsidiaries' internal operating systems, processes, software, hardware and equipment and based upon this assessment has developed a plan designed to ensure that the same are Year 2000 Compliant on or before December 31, 1999. To the knowledge of the Company, such plan will be implemented and successfully completely on or before December 31, 1999, and the implementation and completion of such plan will not have a Company Material Adverse Effect.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND
                                   MERGER SUB

         Parent represents and warrants to the Company as set forth below. Such representations and warranties are made subject to certain exceptions and qualifications set forth in the Parent Disclosure Schedule dated as of the date hereof and delivered as a separate document and incorporated in this Agreement by reference (the "Parent Disclosure Schedule"). The representation(s) and warranty(ies) to which each such exception or qualification relates is (are)
specifically identified (by cross-reference or otherwise) in the Parent Disclosure Schedule unless the applicability of such exception is reasonably apparent on its face.

         Section 4.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware, and each has the corporate power and authority to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect, individually or in the aggregate, on the assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries taken as a whole, or the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a "Parent Material Adverse Effect"); provided, however, that (i) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally that is material to the business of Parent and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to the Parent and its Subsidiaries, taken as a whole, (ii) any adverse change, event or effect that is demonstrated to be primarily caused by conditions generally affecting the computer products or services industry shall not be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to Parent and its Subsidiaries, taken as a whole, (iii) any adverse change in the stock price or trading volume of the Parent Common Stock as quoted on the New York Stock Exchange, in and of itself, shall not be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to Parent and its Subsidiaries, taken as a whole,
(iv) any failure by Parent to meet the revenue or earnings predictions of equity analysts or any other revenue or earnings predictions or expectations for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, in and of itself, shall not be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to Parent and its Subsidiaries taken as a whole, (v) any adverse change arising primarily out of or resulting primarily from actions taken by Parent or any of its Subsidiaries in connection with (but not in breach of) this Agreement and the transactions contemplated hereunder, or which is primarily attributable to the announcement of this
Agreement  and  the  transactions   contemplated   hereby  (including,   without
limitation,   employee   attrition  or  any  loss  of  business  resulting  from
termination or modification of any vendor, customer or other business relationships, or otherwise) shall not, other than to the extent such adverse changes result from the breach by Parent of its obligations under Section 5.1, be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to Parent and its Subsidiaries, taken as a whole, and (vi) any litigation or threat of litigation challenging any of the transactions contemplated herein shall not be a "Parent Material Adverse Effect" on or with respect to Parent and its subsidiaries, taken as a whole.

         Section 4.2 Certificate of Incorporation and By-Laws. True, correct and complete copies of the Certificates of Incorporation and By-laws, each as amended to date, of Parent and Merger Sub have been delivered to the Company. The Certificates of Incorporation and By-laws of and equivalent documents of Parent and each of its Subsidiaries are in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent documents.

         Section 4.3                Capitalization.

         (a) The authorized capital stock of Parent consists of (i) 30,000,000 shares of Parent Common Stock, and (ii) 1,000,000 shares of Parent Class A
Preferred Stock, $1.00 par value ("Class A Preferred Stock"). As of August 7, 1998, (i) 16,740,261 shares of Parent Common Stock were issued and outstanding. Currently, there are no shares of Class A Preferred Stock issued and outstanding. Since August 7, 1998 through the date hereof, Parent has not, except as set forth in Section 4.3 of the Parent Disclosure Schedule, issued any shares of its capital stock, or any security convertible into or exchangeable for shares of such capital stock, other than the issuance of options and restricted stock pursuant to the plans and arrangements described in the Parent SEC Documents and other than upon the exercise of stock options. The authorized capital stock of Merger Sub consists of 10,000 shares of Common Stock, par value $1.00 per share, constituting the Merger Sub Common Stock. As of the date hereof, 1,000 shares of Merger Sub Common Stock are issued and outstanding, all of which are owned by Parent, and no shares of Merger Sub Common Stock are held in the treasury of Merger Sub. All of the issued and outstanding shares of Parent Common Stock and Merger Sub Common Stock have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights.

         (b) Except as described in Section 4.3(a) hereof, and except as set forth in Section 4.3 of the Parent Disclosure Schedule, (i) there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Parent or Merger Sub or any of their respective Subsidiaries is a party relating to the issued or unissued capital stock or other equity interests of Parent and any of its Subsidiaries, requiring Parent or Merger Sub or any of its Subsidiaries to grant, issue or sell any shares of the capital stock or other equity interests of Parent or any of its Subsidiaries; (ii) neither Parent nor any of its Subsidiaries have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of Parent or its Subsidiaries, or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations entered into in the ordinary course of business; (iii) neither Parent nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity interests of, or any interest convertible into or exchangeable or exercisable for such capital stock or such equity interests, of any corporation, partnership, joint venture or other entity which would be material in value to Parent; and (iv) there are no voting trusts, proxies or other agreements or understandings to or by which Parent or Merger Sub or any of their respective Subsidiaries is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of Parent or Merger Sub.

         Section 4.4 Parent Subsidiaries. Section 4.4 of the Parent Disclosure Schedule sets forth a list of each Subsidiary of Parent. Each Subsidiary of Parent is a corporation, partnership or other entity duly organized, validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of Parent has the corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of Parent is duly qualified as a foreign corporation or organization authorized to do business, and is in good standing (to the extent such concept is recognized in such jurisdiction), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.4 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock or other equity interests in each of Parent's Subsidiaries have been validly issued, and are fully paid, nonassessable and are owned by Parent or another Subsidiary of Parent free and clear of all Liens, and are not subject to preemptive rights. Other than the Subsidiaries, neither Parent nor any Subsidiary has any material (individually or in the aggregate) investment in any other entity or any material (individually or in the aggregate) investment in any partnership, joint venture or similar entity, except as disclosed in Section 4.4 of the Parent Disclosure Schedule, all of which investments are owned free and clear of all Liens. Section 4.4 of the Parent Disclosure Schedule sets forth a list of all individuals and entities (other than Parent) that own shares or interests in any Subsidiary or in any entity, partnership, joint venture or similar entity in which Parent owns shares or has an investment.

         Section 4.5                Corporate Authority.

         (a) Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Parent Stock Voting Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby . The execution and delivery of this Agreement, the Parent Stock Voting Agreement and the Option Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by its respective Board of Directors and, in the case of this Agreement, subject to the approval of the Certificate Amendment and the issuance of the Parent Common Stock pursuant to the Merger by Parent's shareholders, no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by it of the transactions contemplated hereby and thereby. This Agreement, the Parent Stock Voting Agreement and the Option Agreement have been duly executed and delivered by Parent and Merger Sub constitute valid and binding agreements of Parent and Merger Sub and each is enforceable against Parent and Merger Sub in accordance with its terms.

         (b) Prior to the execution and delivery of this Agreement, the Board of Directors of each of Parent and Merger Sub (at a meeting duly called and held) has (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby and the Parent Stock Voting Agreement and the Option Agreement and the transactions contemplated thereby as of such date, and
(ii) subject to the provisions hereof, determined to recommend the issuance of the Parent Common Stock pursuant to the Merger, the amendment of Parent's option plan in connection with Section 2.6 ("Option Amendment") and the Certificate Amendment to the Parent's shareholders for approval at the shareholders meeting contemplated by Section 6.4 hereof. Pursuant to the DGCL, the affirmative vote of the holders of a majority of the shares of the Parent Common Stock outstanding on the record date for the Parent Shareholder Meeting, voting together as a single class is necessary to approve the Certificate Amendment. Pursuant to the rules of the New York Stock Exchange, the issuance of the shares of Parent Common Stock in connection with the Merger and the Option Agreement must be approved by a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents a majority of the shares of Parent Common Stock entitled to vote on the proposal. The foregoing is the only vote of holders of any series of Parent Common Stock required to approve the transactions contemplated hereby. Parent has taken all steps necessary to approve and exempt this Agreement, the Parent Stock Voting Agreement and the Option Agreement and the transactions contemplated hereby and thereby from the restrictions on " business combinations" set forth in Section 203 of the DGCL, from any other applicable takeover statute and from any applicable charter, or organizational document of Parent containing any change of control, "anti-takeover" or similar provision.

         Section 4.6  Compliance  with  Applicable  Law.  Except as set forth in
Section 4.6 of the Parent Disclosure Schedule, (i) each of Parent and its Subsidiaries holds, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) necessary for the conduct of their respective businesses as currently conducted ("Parent Permits"), except for failures to hold or to comply with such Parent Permits which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; (ii) with respect to the Parent Permits, no action or proceeding is pending or, to the knowledge of Parent, threatened, and, to the knowledge of Parent, no fact exists or event has occurred that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; (iii) the business of Parent and its Subsidiaries is being conducted and has been conducted in compliance with all Applicable Laws, except for violations or failures to so comply that would not, individually, or in the aggregate, have a Parent Material Adverse Effect; and (iv) no investigation or review by any Governmental Entity with respect to Parent or its Subsidiaries is pending or, to the knowledge of Parent, threatened that, individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

         Section 4.7 Non-contravention. Except as set forth in Section 4.7 of the Parent Disclosure Schedule, the execution and delivery by Parent and Merger Sub of this Agreement, the Company Stock Voting Agreement and the Option Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any Contract binding upon Parent or any of its Subsidiaries, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries, or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         Section 4.8 Government Approvals; Required Consents. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing with (and declaration of effectiveness by) the SEC of the Registration Statement under the Securities Act and the filing with the SEC of the Joint Proxy Statement under the Exchange Act, and any applicable state securities or "blue sky" law as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of a notification under the HSR Act (and all approvals or termination of applicable waiting periods contemplated thereby),
(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.9 SEC Documents and Other Reports. Parent has filed all documents required to be filed by it and its Subsidiaries with the SEC since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Parent SEC Documents complied, and all documents required to be filed by Parent with the SEC after the date hereof and prior to the Effective Time ("Subsequent Parent SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Parent SEC Documents contained when filed, and the Subsequent Parent SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. Except as disclosed in Section 4.9 of the Parent Disclosure Schedule, the consolidated financial statements of Parent included in the Parent SEC Documents when filed fairly present, and included in the Subsequent Parent SEC Documents will fairly present, the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Except as disclosed in Section 4.9 of the Parent Disclosure Schedule, since December 27, 1997, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

         Section 4.10 Absence of Certain Changes or Events. Except for entering into this Agreement and consummation of the transactions contemplated hereby, and except as set forth in Section 4.10 of the Parent Disclosure Schedule, since December 27, 1997, Parent and its Subsidiaries have conducted their respective businesses and operations in the ordinary and usual course consistent with past practice, and, except as set forth in Section 4.10 of the Parent Disclosure Schedule, there has not occurred (i) through the date of this Agreement, any change in the assets, liabilities, financial condition or the results of Parent and the Subsidiaries having a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution of any kind by Parent on any class of its capital stock; (iv) any material increase in the compensation payable or to become payable by Parent or any Subsidiary to its directors, officers or key employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers or key employees, other than in the ordinary course of business; (v) any labor dispute, other than routine matters none of which has, or would be reasonably expected to have, a Parent Material Adverse Effect; (vi) any entry by Parent or the Subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) material (individually or in the aggregate) to Parent or its Subsidiaries other than in the ordinary course of business; (vii) any material change by Parent or its Subsidiaries in accounting methods, principles or practices except as required by concurrent changes in GAAP or concurred with by Parent's independent public accountants;
(viii) any material agreement, whether in writing or otherwise, to take any action described in this Section 4.10; or (ix) any event or action that, if occurring or taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 hereof and would constitute a Parent Material Adverse Effect.

         Section 4.11 Actions and Proceedings. Except as set forth in the Parent SEC Documents or Section 4.11 or Section 4.14 of the Parent Disclosure Schedule,
(a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom Parent or any of its Subsidiaries has agreed to indemnify, as such, that, individually or in the aggregate have a Parent Material Adverse Effect, and (b) there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of their properties, assets or business, or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers or any other person whom Parent or any of its Subsidiaries has agreed to indemnify that are, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

         Section 4.12 Absence of Undisclosed Liabilities. Except (a) as set forth Section 4.12 or Section 4.14 of the Parent Disclosure Schedule, (b) for liabilities or obligations which are accrued or reserved against on the balance sheet (or reflected in the notes thereto) included in the Parent's Annual Report on Form 10-K for the year ended December 27, 1997 (the "Parent 10-K"), and (c) for normal and recurring liabilities since April 30, 1998, neither Parent nor any of its Subsidiaries has any liabilities or obligations (including, without limitation, Tax liabilities) (whether absolute, accrued, contingent or otherwise), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect.

         Section 4.13 Certain Contracts and Arrangements. Parent has not breached or defaulted (nor has any event occurred which, with passage of time or giving of notice would constitute a default), or received in writing any claim or notice that it has breached or defaulted under, any of the terms or conditions of any agreement, contract or commitment in such manner as, individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect. In addition, Parent has used reasonable best efforts to identify and disclose on Section 4.13 of the Parent Disclosure Schedule all of the following to which Parent or any of its Subsidiaries is a party (and which are not listed as exhibits to the Parent's 10-K): (a) material employment, consulting, non-compete, severance or similar agreement with any director, officer or salaried employee; (b) collective bargaining agreement; (c) material indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Parent or any Subsidiary or the guaranty by Parent or any Subsidiary of any material obligation for the borrowing of money; (d) real property lease in excess of 20,000 square feet and any other material lease (i.e., a lease (other than leases that have been properly capitalized by Parent in accordance with GAAP) with future yearly rental payments in excess of $150,000 or aggregate future rental payments in excess of $500,000 over the term thereof); (e) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Parent or any of its Subsidiaries is entitled to conduct all or any material portion of the business of the Company and its Subsidiaries taken as a whole; (f) any joint venture, partnership or similar arrangement extending beyond six (6) months or involving a commitment for future equity or investment of more than $500,000; (g) a listing of the top fifty (50) customers/franchisees based on sales during the six (6) months ended June 30, 1998, including a listing of the contracts in place with the top ten (10) end user clients; (h) a listing of the vendors with whom Parent has contracts involving purchases in excess of $500,000 on an annualized basis, including a listing of the contracts in place with the top ten
(10) vendors; (i) any material agreement the benefits of which are contingent or increased, or the terms of which are materially altered, or the vesting of benefits of which will be accelerated, upon the occurrence of a transaction of the nature contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (j) any material agreement of indemnification or guaranty not entered into in the ordinary course of business; (k) any agreement, capitalized lease, contract or commitment relating to capital expenditures and involving future obligations in excess of $1,500,000, and not cancelable without penalty;
(l) any agreement, contract or commitment currently in force relating to any ownership interest in any corporation, partnership, joint venture or other business enterprise that is material in value to Parent; or (m) any other contract or agreement that is otherwise material to Parent or the Subsidiaries taken as a whole, except for purchase and sales orders and similar contracts entered into in the ordinary course of business.

         Section 4.14               Taxes.

         (a) Except as disclosed in Section 4.14 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has filed all Tax Returns that it was required to file, and, except to the extent that a reserve for Taxes was reflected on Parent's balance sheet included in Parent ' s 10-K (the "Parent Balance Sheet") (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except as disclosed in Section 4.14 of the Parent Disclosure Schedule, each group of corporations with which Parent or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "Parent Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Parent or a Subsidiary was a member of such Parent Affiliated Group (a "Parent Affiliated Period"), and, except to the extent that a reserve for Taxes was reflected on the Parent Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), all such Tax Returns were correct and complete. Except as disclosed in Section 4.14 of the Parent Disclosure Schedule, except to the extent that a reserve for Taxes was reflected on the Parent Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles), each of Parent and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Parent Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Parent Affiliated Periods and with respect to which Parent or any of its Subsidiaries may be liable by operation of law or otherwise. Except as disclosed in Section 4.14 of the Parent Disclosure Schedule, the unpaid Taxes of Parent and the Subsidiaries for Tax periods through the date of the Parent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Parent Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of Parent and the Subsidiaries for Tax periods from the date of the Parent Balance Sheet through the Closing Date are normal recurring taxes attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices. All Taxes that Parent or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in the this Section 4.14(a) shall be (i) limited in its application to items which are reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect, and (ii) qualified to the extent of any adverse determination of matters set forth in Section 4.14 of the Parent Disclosure Schedule.

         (b) Except as disclosed in Section 4.14 of the Parent Disclosure Schedule, Parent is not and never has been a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Parent nor does Parent owe any amount under any such agreement. Except as disclosed in
Section 4.14 of the Parent Disclosure Schedule, no examination or audit by any Governmental Entity of any Tax Return of Parent, any of its Subsidiaries or any Parent Affiliated Group with respect to a Parent Affiliated Period is currently in progress or, to the knowledge of Parent and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Parent or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect.

         (c)  Neither  Parent  nor  any  of  its   Subsidiaries  is  a  "consent
corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Parent or the Subsidiaries are subject to an election under Section 341(f) of the Code.

         (d) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (e) Except as set forth in Section 4.14 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under either Code
Section 162(m) or Code Section 280G (or cause Parent or any of its Subsidiaries to incur an obligation to reimburse a person for a tax imposed under Code
Section 4999).

         (f) Except as set forth in Section 4.14 of the Parent Disclosure Schedule, to the knowledge of Parent, no state of facts or circumstances exist which are reasonably likely to constitute grounds for the assessment of taxes against Parent or any subsidiary where such assessment would, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 4.15               Patents, Trademarks and Similar Rights.

         (a) Parent and its Subsidiaries own, or are licensed or otherwise possess and, after the Effective Time, will continue to own, license or otherwise possess, legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent and its Subsidiaries as currently conducted, the absence of which would be reasonably likely to have a Parent Material Adverse Effect (the "Parent Intellectual Property Rights").

         (b) Neither Parent nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Parent's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to Parent Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("Parent Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Parent or any of its Subsidiaries, the breach of which would be reasonably likely to have a Parent Material Adverse Effect.

         (c) All patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries and which are material to the business of Parent and its Subsidiaries, taken as a whole, are valid and subsisting. Parent (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patent, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party which, if adversely determined, would be reasonably likely to have a Company Material Adverse Effect; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.16 Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in (i) the Registration Statement or (ii) the Joint Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective or, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Shareholder Meeting and the Parent Shareholder Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as of its effective date, will comply (with respect to information relating to Parent and Merger Sub) as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder. As of the date of its initial mailing and as of the date of the Company Shareholder Meeting and the Parent Shareholder Meeting, the Joint Proxy Statement will comply (with respect to information relating to the Parent) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any statement made or incorporated by reference in the foregoing documents based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

         Section 4.17               Employee Benefit Plans; ERISA.

         (a) Section 4.17 of the Parent Disclosure Schedule sets forth the name of each Parent Plan (as defined below) and of each bonus, deferred compensation, incentive compensation, profit sharing, salary continuation, employee benefit plan, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement to which Parent or any Subsidiary is a party to or contributes to or pursuant to which any employee of Parent or any Subsidiary is entitled to benefits (collectively, the "Benefit Plans"), true copies of which have heretofore been delivered to the Company. Except as set forth in Section 4.17 of the Parent Disclosure Schedule, each Parent Plan and Benefit Plan complies with ERISA, the Code and all other applicable laws and administrative or governmental rules and regulations except for any such noncompliance that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred and no notice of such event is pending with respect to any Parent Plan; neither Parent nor any of its ERISA Affiliates has withdrawn from any Parent Plan under Section 4063 of ERISA or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, in any such case, where such event, withdrawal or action, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. No Parent Plan, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. Except as set forth in
Section 4.17 of the Parent Disclosure Schedule, there are no (individually or in the aggregate) actions, suits or claims pending or, to the knowledge of Parent, threatened (other than routine claims for benefits) with respect to any Parent Plan or Benefit Plan and that is, individually, or in the aggregate, reasonably likely to result in a Parent Material Adverse Effect. Neither Parent nor any of its ERISA Affiliates has incurred or would reasonably be expected to incur any liability under or pursuant to Title IV of ERISA that has not been satisfied in full and that are, individually, or in the aggregate, reasonably likely to result in a Parent Material Adverse Effect. To the knowledge of Parent, no non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred. Except as set forth in Section 4.17 of the Parent Disclosure Schedule, all Parent Plans and Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and Parent is not aware of any reason why any Parent Plan and Benefit Plan is not so qualified in operation. As used herein: "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA), or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or to which Parent or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability.

         (b) None of the Benefit Plans is (i) a plan subject to Title IV of ERISA or (ii) a Multiemployer Plan. Neither Parent or its ERISA Affiliates has ever contributed to or had an obligation to contribute to any Multiemployer Plan.

         (c) Except as set forth on Section 4.17 of the Parent Disclosure Schedule, no Benefit Plan which is a "welfare plan" (as defined in Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Action of 1985, as amended ("COBRA"), and the regulations thereunder at the expense of the participant or the beneficiary of the participant.

         (d) Except as disclosed in Section 4.17 of the Parent Disclosure Schedule, (i) no amount payable under any Parent Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code; and (ii) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event that is reasonably likely to occur, (A) entitle any current or former director, officer or employee of Parent or any of its ERISA Affiliates to severance pay, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

         Section 4.18 Environmental Matters. Except as set forth in the Parent SEC Documents, (i) no person, entity or governmental agency has asserted against Parent or any of its Subsidiaries any requests, claims or demands for damages, costs, expenses or causes of action arising out of or due to the emission, disposal, discharge or other release or threatened release of any Hazardous Substances or Pollutants or Contaminants (in each case, as defined in or governed by any applicable federal, state or local statute, law or regulation) in connection with or related to any past or present facilities, properties or assets, owned, leased or operated by Parent or any of its Subsidiaries (collectively, "Parent's Assets"), arising out of or due to any injury to human health or the environment by reason of the current condition or operation of Parent's Assets, or past conditions and operations or activities on Parent's Assets; (ii) neither Parent nor any Subsidiary is a party to any pending, or to the knowledge of Parent, threatened actions for damages, costs, expenses, demands, causes of action, claims, losses, administrative proceedings, enforcement actions, or investigations relating to the emission, disposal, discharge or release of Hazardous Substances or Pollutants or Contaminants associated with Parent's Assets or operations; (iii) there is no environmental condition, situation or incident on, at or concerning Parent's Assets that could give rise to an action or liability under applicable environmental law, rule, ordinance or common law theory relating to Hazardous Substances, Pollutants or Contaminants; and (iv) there is no liability associated with Parent's Assets under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act or the Toxic Substances and Control Act, or any other similar state or local law, in any such case where such event, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect.

         Section 4.19 Labor Matters. Neither Parent nor any of its Subsidiaries has any labor contracts or collective bargaining agreements. There is no material unfair labor practice complaint pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries with respect to the Parent Business. Since April 30, 1998, there has not been any labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has experienced any primary work stoppage or other labor difficulty involving its employees, in either such case, which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section  4.20  Affiliate  Transactions.  Except as set forth in Section
4.20 of the Parent Disclosure Schedule, to the knowledge of Parent, no director, officer, executive employee or shareholder beneficially owning 5% or more of the total number of issued and outstanding shares of Common Stock: (i) has any material contractual relationship with Parent, other than employment contracts and contracts made on an arm's-length basis in the ordinary course of business; or (ii) has any direct or indirect interest in any material right, property or asset which is used by Parent or any of its Subsidiaries in the conduct of its or their business.

         Section 4.21 Opinion of Financial Advisor. Parent has received the written opinion of J.P. Morgan Securities, Inc. ("JPM") to the effect that as of the date of this Agreement, the consideration to be paid by the Company in the Merger is fair, from a financial point of view. A true, correct and complete copy of the written opinion delivered by JPM, which opinion shall be included in the Joint Proxy Statement, as well as a true and correct copy of the Parent's engagement of JPM, have been delivered to the Company by Parent.

         Section 4.22 Brokers. Other than JPM and Gregory & Hoenemeyer ("G&H"), no broker, finder or financial advisor retained by Parent is entitled to any brokerage, finder's or other fee or commission from Parent in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. A true and correct copy of Parent's engagement letters with JPM and G&H has been delivered to the Company by Parent.

         Section 4.23 Pooling. Parent does not know of any reason why the Merger will not qualify as a pooling of interests transaction under APB 16, and neither Parent nor any of its Subsidiaries has, to its knowledge after consultation with its independent accountants, taken any action that will prevent the Merger from qualifying as a pooling of interests transaction under APB 16.

         Section  4.24  Insurance;  Risk  Management.   All  material  fire  and
casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. The steps taken by Parent to manage the various risks incident to the business and operations of Parent and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

         Section 4.25 Year 2000. The Parent has conducted an assessment of its and its Subsidiaries' internal operating systems, processes, software, hardware and equipment and based upon this assessment has developed a plan designed to ensure that the same are Year 2000 Compliant on or before December 31, 1999. To the knowledge of Parent, such plan will be implemented and successfully completely on or before December 31, 1999, and the implementation and completion of such plan will not have a Parent Material Adverse Effect.

         Section 4.26 Interim Operations of Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section  5.1  Conduct of  Business  Pending  the  Merger.  Prior to the
Effective Time, Parent and the Company each agree as to itself and its respective Subsidiaries (except to the extent expressly contemplated by this Agreement or the Disclosure Schedules or that the other party shall otherwise consent in writing) to conduct its and its Subsidiaries business only in the ordinary and usual course consistent with the manner as heretofore conducted. In addition, during such time, Parent, the Company and their respective Subsidiaries shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause their officers, directors and employees to, (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, (iii) preserve its business relationships and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it or its Subsidiaries, all to the end that its and its Subsidiaries' goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the foregoing, during such time, Parent and its Subsidiaries , on one hand, and the Company and its Subsidiaries , on the other hand, shall use their best efforts, not to, and shall use their reasonable best efforts to cause their respective officers, directors and employees not to, take any action that interferes with, or impedes, such party's ongoing relationships (including such relationships after the Effective Time) with such party's employees, customers or suppliers. Parent and the Company each shall promptly notify the other party of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, Parent and the Company each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

         (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement and except as contemplated by this Agreement;

         (b) (i) amend its Certificate of Incorporation, as amended, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, other than dividends and distributions by a wholly-owned Subsidiary to its parent entity, or (iv) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

         (c) authorize for issuance, issue (except upon the exercise of outstanding stock options, or warrants or upon the conversion of convertible securities) or sell or agree to issue or sell any shares of, or rights or options to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (d) subject to Sections 6.2 and 6.4 hereof, (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any material assets outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material (individually or in the aggregate) assets outside the ordinary course of business and consistent with past practice; provided that, acquisitions which do not involve, individually or in the aggregate, consideration (including assumed indebtedness) of not more than $10,000,000 that are otherwise permitted pursuant to this Agreement, shall not require any such consent;

         (e) (i) incur, assume or prepay any indebtedness for borrowed money other than in each case pursuant to credit agreements in effect as of the date hereof in the ordinary course of business and consistent with past practice,
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than a Subsidiary, in each case other than (A) in the ordinary course of business and consistent with past practice, (B) existing indebtedness of a Subsidiary, (C) short-term borrowings incurred in the ordinary course of business consistent with the manner as heretofore conducted and (D) borrowings pursuant to existing credit facilities in the ordinary course of business or any modifications, renewals or replacements of such credit facilities, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary;

         (f) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any contract in effect on the date hereof and other than any settlement that does not require the payment of any material sum, or the performance of any material obligation;

         (g)  modify  or  amend,   or  waive  any  benefit   of,  any   material
non-competition agreement to which it or any of its Subsidiaries is a party;

         (h) authorize or make capital expenditures in excess of $2,000,000 in the aggregate except for those projects set forth in Section 5.1 of the Company Disclosure Schedule or Section 5.1 of the Parent Disclosure Schedule, as the case may be;

         (i) (i) adopt, enter into, terminate, make or agree to make any new grants or awards under or amend (except as may be required by Applicable Law) any employee plan, agreement, bonus, contract, arrangement or other Company Plan or Parent Plan, or pay, or agree to pay, any bonus, stay bonus, or other similar payment, as the case may be, to or for the current or future benefit or welfare of any director, officer or employee or take any action which would result in the acceleration or early vesting of any Options, other than paying or making grants, awards or other payments required to be made pursuant to plans and agreements disclosed in the Company Disclosure Schedule or Parent Disclosure Schedule as the case may be; (ii) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan or Parent Plan, as the case may be;

         (j) make any material change in its accounting or tax policies or procedures, except as required by Applicable Law or to comply with GAAP;

         (k) enter into any material contract or material agreement other than in the ordinary course of business or modify, amend or terminate any material contract or material agreement except in the ordinary course of business;

         (l) reclassify, combine, split, subdivide, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (m) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its, or any of its Subsidiary's directors, officers or employees except in connection with the termination
(voluntary or involuntary) or resignation of such person on terms that are consistent with past practice

         (n) commit a breach of, or default under, any contract, agreement, license or instrument to which it is a party or to which any of its assets may be subject, or violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirement of any governmental body or court, relating to its assets or business if such breach, default or violation is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be;

         (o) fail to file all reports and returns required to be filed with federal, state, local and foreign authorities, where such failure is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be;

         (p) except those being contested for which adequate reserves have been established, fail to (i) promptly pay all Taxes of any nature lawfully levied or assessed upon it or any of its or its Subsidiaries' properties or (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments that are required by law to be so withheld or collected;

         (q) pay, loan or advance any material amount to, or sell, transfer or lease any material property or asset to, or enter into any material agreement or arrangement with, any of its affiliates, officers, employees or directors, except for its directors' fees and compensation to officers and employees consistent with past practices;

         (r) except as expressly permitted by this Agreement, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied; or

         (s) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Access and Information. Each party hereto shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under Applicable Law as advised by counsel) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Unless otherwise required by Applicable Law, each party hereto agrees that it shall, and it shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to, hold and use all information confidential pursuant to the Confidentiality Agreement.

         Section 6.2                No Solicitation.

         (a) Prior to the Effective Time, the Company and Parent each agree that it and its respective Subsidiaries shall not, and each shall use its best efforts to cause its respective affiliates, directors, officers, employees, agents or representatives not to, directly or indirectly, (i) encourage, solicit or initiate, directly or indirectly, (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, tender offer, consolidation or other business combination involving such party or the acquisition (directly or indirectly) of all or any significant part of the assets or capital stock of such party or any of its Subsidiaries (other than pursuant to this Agreement) (an "Acquisition Transaction") (ii) negotiate, explore or otherwise engage in discussions with, or provide confidential information or data to, any person (other than each other and each other's representatives, Subsidiaries and affiliates) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or (iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that, at any time prior to the adoption of this Agreement by the stockholders of the Company, the Company may, and at any time prior to the approval of the issuance of Parent Common Stock in connection with the Merger by the Parent stockholders, Parent may, in each case, acting through its board of directors, in response to an unsolicited written proposal from a third party setting forth a Superior Proposal (as hereinafter defined), furnish information to, negotiate or otherwise engage in discussions with such third party, if its Board of Directors determines in good faith, based upon the advice of outside counsel, that such action is reasonably necessary for the Board of Directors to comply with its fiduciary duties under Applicable Law, including, without limitation the DGCL; provided, however, prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Non-Disclosure Agreement dated July 24, 1998 between the Company and Parent (the "Confidentiality Agreement"), and such non-public information has been previously delivered to the Board of Directors of the other party hereto. The Company and Parent each agree to promptly advise in writing the other of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with it, its Subsidiaries or affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a person with respect to an Acquisition
Transaction. In addition, the Company and Parent shall promptly advise in writing the other of the substance and content of any such inquiry, proposal, information request, negotiations or discussions. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer with respect to an Acquisition Transaction on terms which the Board of Directors of the party receiving such proposal or offer determines in good faith (based on and consistent with the advice of independent financial advisors and outside legal counsel), would, if consummated, be more favorable over the long-term from a financial point of view than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of said transaction and strategic benefits anticipated to be derived from the Merger and the long-term prospects of Parent and the Company as a combined company, and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of such party is reasonably capable of being obtained by such third party.

         (b) The Company and Parent each agree that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any person (other than Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction.

         (c) The Company and Parent shall each notify the other party immediately after receipt by the Company and Parent (or their advisors), respectively, of any inquiry or proposal involving an Acquisition Transaction ("Acquisition Proposal") or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party or any of its Subsidiaries by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact, and shall describe, if applicable, any material disclosed or provided to the party making the Acquisition Proposal which had not previously been disclosed or provided to the Company or Parent as applicable. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

         (d) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit either party from (i) filing with the SEC a report on Form 8-K with respect to this Agreement, including a copy of this Agreement and any related agreements as an exhibit to such report, (ii) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act, or (iii) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors upon the advice of outside counsel, failure to so disclose would be inconsistent with any Applicable Law or the fiduciary duties of the Board of Directors. The Company and Parent shall be entitled to provide copies of this Section 6.2 to third parties who, on an unsolicited basis after the date of this Agreement, contact such party regarding an Acquisition Transaction.

         Section 6.3 Third-Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party that was entered into in contemplation of discussions or negotiations regarding a possible Acquisition Transaction.

         Section 6.4 Joint Proxy Statement; Stockholder's Meetings. (a) In order to consummate the Merger, Parent, acting through the Parent Board of Directors, shall, in accordance with its Certificate of Incorporation and By-Laws and Applicable Law:

                            (i) subject to its fiduciary duties under Applicable
Laws as determined, in good faith, by the Parent Board of Directors, following consultation with outside counsel, duly call, give notice of, convene and hold a special meeting (the "Parent Shareholder Meeting") of its stockholders and a special meeting (or a consent in lieu thereof) of the stockholders of Merger Sub (at which latter meeting Parent shall vote all of its shares of Merger Sub in favor of the adoption and approval of this Agreement) as soon as practicable following the date hereof for the purposes of adopting this Agreement or, in the case of the Parent, approving the Certificate Amendment, the Option Amendment and the issuance of Parent Common Stock pursuant to the Merger;

                            (ii)   subject  to  its   fiduciary   duties   under
Applicable Law as determined, in good faith, by the Parent Board of Directors, following consultation with outside counsel, include in the Joint Proxy Statement the recommendation of the Parent Board of Directors that stockholders of the Parent vote in favor of the Certificate Amendment, the Option Amendment and the issuance of Parent Company Stock pursuant to the Merger and use its reasonable best efforts to solicit votes and proxies in favor of the matters set forth in (i) above; and

                            (iii) obtain and furnish any information required to
be included in the proxy or information statement (together with any related letter to stockholders, notice of meeting and form of proxy, the "Parent Proxy Statement") to be included in the Joint Proxy Statement, and cause the Joint Proxy Statement to be mailed to the Parent's stockholders at the earliest practicable date.

         (b) In order to consummate the Merger, the Company, acting through its Board of Directors, shall in accordance with its Certificate of Incorporation and By-Laws and applicable law:

                            (i) subject to its fiduciary duties under Applicable
Law as determined, in good faith, by the Company Board of Directors, following consultation with outside counsel, duly call, give notice of, convene and hold a special meeting (the "Company Shareholder Meeting") of its stockholders as soon as practicable following the date hereof for the purpose of adopting this Agreement;

                            (ii)   subject  to  its   fiduciary   duties   under
applicable law as determined, in good faith, by the Company's Board of Directors, following consultation with outside counsel, include in the Joint Proxy Statement the recommendation of its board of directors that stockholders of the Company vote in favor of, and use its reasonable best efforts to solicit votes and proxies in favor of, the adoption and approval of this Agreement; and

                            (iii) obtain and furnish any information required to
be included in the proxy or information statement (together with any related letters to stockholders, notice of meeting and form of proxy, the "Company Proxy Statement") to be included in the Joint Proxy Statement, and cause the Joint Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date.

         (c) As promptly as reasonably practicable following the date hereof, the Parent, the Merger Sub and the Company will prepare and file with the SEC the Registration Statement under the Securities Act and the rules and regulations promulgated thereunder with respect to the Parent Shares to be issued in connection with the Merger which shall include as a part thereof the Parent Proxy Statement with respect to the Parent Shareholder Meeting and the Company's Proxy Statement with respect to the Company Shareholder Meeting (the "Joint Proxy Statement"). The Parent, Merger Sub and the Company shall cooperate and use all reasonable efforts in the preparation and filing of the Registration Statement and Joint Proxy Statement and to have the Registration Statement declared effective by the SEC. The Parent, Merger Sub, and the Company shall also take any reasonable action required to be taken under the state "blue sky" laws or other securities laws in connection with the Merger.

         (d) Subject to the provisions of this Article VI, Parent and the Company shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof and shall not postpone or adjourn (other than for the absence of a quorum) their respective stockholders' meetings without the consent of the other party. Subject to Sections 6.2, 6.4(a) and 6.4(b), each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

         Section 6.5 Affiliate Agreements. Prior to the execution of this Agreement, the Company and Parent have provided each other with a list of those persons who are, in the Company's and Parent's respective reasonable judgment, "affiliates" of the Company or Parent, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of the Company or Parent within the meaning of Rule 145 is referred to as an "Affiliate"). The Company and Parent shall provide each other with such information and documents as Parent or the Company shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company and Parent have delivered to the other, or shall each cause to be delivered to the other at least thirty (30) days prior to the Effective Time, from each of its Affiliates, an executed Affiliate Agreement, in form attached hereto as Exhibit "D", in the case of Affiliates of the Company, and in the form attached hereto as Exhibit "E", in the case of Affiliates of Parent (each, an "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Parent.

         Section 6.6                Reasonable Best Efforts.

         (a) Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article VII are satisfied and to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the Company shall not, without Parent's prior written consent, and Parent shall not be required to, divest or hold separate or otherwise take or commit to take any other similar action with respect to any assets, businesses or product lines of Parent, the Company or any of their respective Subsidiaries or otherwise take action that could reasonably be expected to have a Company Material Adverse Effect, a Parent Material Adverse Effect or an effect to Parent combined with the Surviving Corporation comparable to either a Parent Material Adverse Effect or Company Material Adverse Effect.

         (b) Subject to Section 6.6(a) hereof, each of the parties shall use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to (any of the foregoing being a "Consent"), of any Governmental Entity or any other person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, the consummation of the transactions contemplated by this Agreement.

         (c) Each party hereto shall promptly inform the other of any material communication from the SEC, the United States Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party shall use commercially reasonable efforts to cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         (d) Without limiting the generality of the foregoing and subject to the proviso to Section 6.6(a) hereof, Parent and the Company will use their respective reasonable best efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust Division of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") required in connection therewith (the initial filing to occur no later than ten business days following the execution and delivery of this Agreement) and responding as promptly as practicable to all inquiries received from the DOJ or FTC for additional information or documentation. Each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ.


         (e) The parties hereto intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of the parties hereto shall, and shall cause its respective Subsidiaries to, and shall use its reasonable best efforts to cause its respective affiliates to, use its and their respective reasonable best efforts to cause the Merger to so qualify. No party hereto shall take any action prior to or after the Effective Time that would cause the Merger not to qualify under these Sections of the Code (and each party shall use their reasonable best efforts to ensure that their respective affiliates not take any such action), and the parties hereto shall report and take the position for all purposes that the Merger qualifies as a reorganization under such Sections of the Code.

         Section 6.7 Public Announcements. Parent and the Company shall consult with each other before issuing any press releases with respect to the transactions by this Agreement and shall not issue any such press release prior to such consultation and without the approval of the other (which approval shall not unreasonably be withheld), except as may be required by applicable law or obligations pursuant to any listing agreement with any national securities exchange. The parties shall cooperate to the extent practicable with respect to other public statements (including employee announcements) made in connection with the transactions contemplated herein, including the timing and contents thereof.

         Section 6.8 Directors' and Officers' Indemnification and Insurance.

         (a) Parent and the Company agree that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and its Subsidiaries (the "Indemnified Parties"), as provided in their respective Certificate of Incorporation or By-Laws or other agreements existing as of the date hereof and listed in Section 3.13 of the Company Disclosure Schedule, shall survive the Merger and shall continue in full force and effect for a period of six (6) years after the Effective Time; provided that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim.

         (b) The Company shall obtain continuation coverage under the Company's existing Directors and Officers and Company Liability Insurance Policy to provide coverage with respect to any claims made during the six (6) years period following the Effective Time for events occurring prior to the Effective Time (the "D&O Insurance") or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the one time premium for the D&O Insurance shall not exceed150% of the annual premiums currently paid by the Company for such coverage, but if such premium would but for this proviso exceed such amount, the Company may purchase as much coverage as possible for such amount.

         (c) In the event the Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.8, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation and/or Parent, as the case may be, assume the obligations set forth in this Section 6.8 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each such Indemnified Party, and such Indemnified Party's heirs and personal representatives and shall be binding on all successors and assigns of the Surviving Corporation and Parent.

         Section 6.9 Expenses. Except as otherwise set forth in Sections 8.2(b),
(c) and (d), the Company and Parent shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing, filing and mailing of the Joint Proxy Statement and Registration Statement (including financial statements and exhibits) and any amendments or supplements, and each party hereto shall otherwise bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

         Section 6.10 Listing Application. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be listed for trading on the New York Stock Exchange or on any securities exchange on which shares of Parent Common Stock shall be listed at the Effective Time so that appraisal rights are not available to stockholders of the Company under Section 262 of the DGCL.

         Section 6.11 [This Section has been intentionally left blank.]

         Section 6.12 Pooling of Interests. Each of the Company and Parent will use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will not voluntarily take any action that would cause such accounting treatment not to be obtained. Each of the Company and Parent shall use their best efforts to cause its respective affiliates not to take any action that would adversely affect Parent's ability to account for the Merger as a pooling of interests.

         Section 6.13 Parent Board of Directors. At or immediately following the Effective Time, Parent shall take such action as may be necessary to cause (i) two persons designated by the Company prior to Closing and reasonably acceptable to Parent, which persons shall, unless Parent agrees otherwise, be two of the Company's current outside directors, together with William Tauscher, to be elected to Parent's Board of Directors, and (ii) one person designated by Warburg, Pincus Capital Company, L.P. prior to Closing and reasonably acceptable to Parent to be elected to Parent's Board of Directors.

         Section 6.14 Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent and the Company a letter from Ernst & Young, LLP, the Company's independent auditors, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 6.15 Letter of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to Parent and the Company a letter of KPMG Peat Marwick, LLP, Parent's independent auditors, dated a date within two (2) business days before the date on which the Registration Statement shall become effective and addressed to Purchaser, in form reasonably satisfactory to Purchaser and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 6.16 Treatment of Trust Convertible Preferred Securities and Convertible Debentures. Prior to or concurrently with the Closing, Parent and the Company shall take such steps as are necessary to ensure the resignation of the as regular Trustee of Vanstar Financing Trust and the substitution therefor of a person as regular trustee reasonably satisfactory to Parent. In addition, Parent and the Company shall take such actions as may be necessary to ensure compliance by the Parent and the Company with the Indenture dated as of October 2, 1996 (the "Indenture") (including without limitation, Section 1304 thereof), relating to $207,474,200 of 6-3/4% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures"), and, without limitation thereof, shall take such steps as are necessary to ensure that holders of the Convertible Debentures shall, after the Effective Time of the Merger, have the right to convert such securities into (or exchange such securities for) shares of Parent Common Stock on the terms and conditions set forth in the Indenture.

         Section 6.17 Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective time, (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to a default or event which, with notice or lapse of time or both, would become a default, receive by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole or which it or any of its Subsidiaries is a party or is subject, and (iv) the occurrence of any Company Material Adverse Effect or Parent Material Adverse Effect, provided, however, that the delivery of any notice pursuant to this Section 6.17 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.18 Tax-Free Reorganization Treatment. The Company, Parent and Merger Sub shall execute and deliver to Arter & Hadden LLP, counsel to the Company, and McGrath, North, Mullin & Kratz, P.C., counsel to Parent, certificates containing customary representations substantially in the form agreed to by the parties on or prior to the date hereof (with such changes as may be reasonably requested by such law firms) at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions, pursuant to Sections 7.2(e) and 7.3(c) hereof, with respect to the tax-free reorganization treatment of the Merger. Prior to the Effective time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously agreed upon certificates.

         Section 6.19 Company Employee Benefits. For one (1) year following the Effective Time, the employees of the Company who remain employees of the Company shall continue to receive employee benefits substantially comparable in the aggregate to those provided for under Company Employee Plans provided by the Company on the date prior to the Effective Time provided, however, Parent may, at its option, terminate the Company's Employee Stock Purchase Plans, provided, however, (i) until such plan is terminated, Parent shall cause to be performed all of the Company's obligations under such plan, and (ii) such termination shall not affect, and Parent shall cause to be performed, the Company's obligations existing under such plan at the time of such termination. The provisions of this Section 6.19 are intended to be for the benefit of, and shall be enforceable by, the employees of the Company and shall be binding upon all successors and assigns of the Surviving Corporation and Parent.

         Section 6.20 Schedules. From time to time prior to the Closing Date, each of the Company and Parent will promptly supplement or amend the Company or Parent Disclosure Schedules, as the case may be, with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Company or Parent Disclosure Schedules, as the case may be, or that is necessary to correct any information in the Company or Parent Disclosure Schedules, as the case may be, or in any representation and warranty of each of the Company and Parent that has been rendered inaccurate thereby. For purposes of determining the accuracy of the respective representations and warranties contained in Articles III and IV, and in order to determine the fulfillment of the conditions set forth in Article VII, the Company or Parent Disclosure Schedules, as the case may be, shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto unless such changes reflect actions taken in compliance with the provisions of Articles V and VI hereof.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 3.5(b)) of the Company's shareholders in accordance with Applicable Law, and the Certificate Amendment, Option Amendment and the issuance of Parent Common Stock pursuant to the Merger shall have been approved by the requisite vote of Parent shareholders in accordance with Applicable Law and applicable rules of the New York Stock Exchange.

         (b) Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation) or would materially impair the operations of the Surviving Corporation, assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

         (c) HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated and continuing by the SEC, and no similar proceedings in respect of the Joint Proxy Statement shall have been initiated and continuing by the SEC.

         (e) No Injunction. No Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, the "Restraints") which is then in effect and has the effect of making the Merger or the Stock Voting Agreement illegal or otherwise prohibiting consummation of the Merger; provided, however, that each of the parties hereto shall have used their respective reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (f) NYSE. The Parent Company Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) Accountant's Letters. Each of the Company and the Parent shall have received from the other's independent public accountants, a letter dated the Closing Date in form and substance reasonably acceptable to the receiving party with statements and information of the type ordinarily included in accountant's letter with respect to unaudited financial quarterly information for fiscal quarters and subsequent periods ended following its last fiscal year end.

         (h) Pooling Letters. The Company shall have received a letter from Ernst & Young, LLP, addressed to the Company, and Parent shall have received a letter from KPMG Peat Marwick, LLP, addressed to Parent, each regarding its concurrence with management's conclusions, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the Merger, if closed and consummated in accordance with this Agreement, it being agreed that the Company and Parent shall each provide reasonable cooperation to Ernst & Young, LLP and KPMG Peat Marwick, LLP and to enable them to issue such letters.

         Section 7.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

         (a) Representations and Warranties. The representations and warranties of the Company that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

         (c) Company Affiliate Agreements. Parent shall have received an Affiliate Agreement from Affiliates of the Company in accordance with Section
6.5 of this Agreement and each such Affiliate Agreement shall remain valid and in force and effect.

         (d) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect or Company Material Adverse Effect (as the Surviving Corporation).

         (e) Tax Opinion. Parent shall have received an opinion of McGrath, North, Mullin & Kratz, P.C. to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

         Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub that are qualified with reference to materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

         (c) Tax Opinion. The Company shall have received an opinion of Arter & Hadden, L.L.P., counsel to the Company, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn.

         (e) Parent Affiliate Agreements. The Company shall have received an Affiliate Agreement from Affiliates of Parent in accordance with Section 6.5 of this Agreement and each such Agreement shall remain valid and in force and effect.

         (f) Consents Under Agreements. Parent shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect or Company Material Adverse Effect (as the Surviving Corporation).


                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company or Parent:

         (a)               by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company, if (i) the Merger shall not have been consummated on or before March 31, 1999, provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, (ii) the shareholders of the Company do not approve this Agreement by the requisite vote at a meeting duly convened therefor or any adjournment thereof or
(iii) the shareholders of Parent do not approve the Certificate Amendment, Option Amendment and the issuance of Company Common Stock pursuant to the Merger by the requisite vote at a meeting duly convened therefor or any adjournment thereof;

         (c) by either Parent or the Company, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, subject to the proviso to Section 6.6(a) hereof, that the party seeking to terminate this Agreement pursuant to this
Section 8.1(c) shall have used reasonable best efforts to remove such injunction or overturn such action;

         (d) by Parent, if (i) there has been a material breach of the representations or warranties, covenants or agreements of the Company set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company, or (ii) the Board of Directors of the Company (x) fails to convene a meeting of the Company's shareholders to adopt this Agreement on or before March 15, 1999 (the "Meeting Date"), or postpones the date scheduled for the meeting of the shareholders of the Company to adopt this Agreement beyond the Meeting Date, except with the written consent of Parent, (y) fails to recommend the adoption of this Agreement and approval of the Merger to the Company's shareholders in accordance with Section 6.4(b) hereof, or (z) withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or fails to reconfirm such recommendation within two business days of a written request for such confirmation by Parent;

         (e) by the Company if the Board of Directors of the Company shall reasonably determine that a proposal for an Acquisition Transaction constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this subsection (e) unless (i) three business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and, during such three day period, the Company shall have informed Parent of the terms and conditions of such proposal for an Acquisition Transaction and the identity of the person or group making such proposal for an Acquisition Transaction, and (ii) at the end of such three day period, the Board of Directors of the Company believes that such proposal for Superior Proposal is superior to the transaction contemplated under this Agreement; and

         (f) by the Company, if (i) there has been a material breach of the representations or warranties, covenants or agreements of Parent or Merger Sub set forth in this Agreement, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to Parent, or (ii) the Board of Directors of Parent (x) fails to convene a meeting of the Parent's shareholders to approve the Certificate Amendment, the Option Amendment and the issuance of Parent Common Stock pursuant to the Merger on or before the Meeting Date, or postpones the date schedule for the meeting of the shareholders of the Parent to approve such matters beyond the Meeting Date, except with the written consent of the Company, (y) fails to recommend the approval of the Certificate Amendment, Option Amendment and issuance of Company Common Stock pursuant to the Merger in accordance with Section 6.4(a) hereof, or (z) withdraws or amends or modifies in a manner adverse to the Company such recommendation or fails to reconfirm such recommendation within two (2) business days of a written request for such confirmation by the Company.

         Section 8.2                Effect of Termination.

         (a) In the event of  termination  of this  Agreement  pursuant  to this
Article VIII, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, and there shall be no liability or obligations on the part of Parent, Merger Sub, the Company or their respective officers, directors or Affiliates except that the provisions of the last sentence of Section 6.1,
Section 6.7, Section 6.9 and this Section 8.2 shall survive any termination of this Agreement; provided, that any such termination and any payment pursuant to this Section 8.2 shall not limit liability for any willful breach of this Agreement; and provided further, that the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         (b) Parent shall pay the Company a termination fee of $12,000,000 upon the termination of this Agreement by the Company or Parent pursuant to Section 8.1(b)(iii); provided that, as set forth in Section 8.2(g) below, such fee shall be increased to $18,000,000 under the circumstances as set forth in Section 8.2(g) below.

         (c) Parent shall pay the Company a termination fee of $18,000,000 upon the termination of this Agreement by the Company pursuant to Section 8.1(f)(ii).

         (d) The Company shall pay Parent a termination fee of $12,000,000 upon the termination of this Agreement by the Company or Parent pursuant to Section 8.1(b)(ii); provided that, as set forth in Section 8.2(f)(ii) below, such fee shall be increased to $18,000,000 under the circumstances set forth in Section 8.2(f)(ii) below.

         (e) The Company shall pay Parent a termination fee of $18,000,000 upon the termination of this Agreement by Parent pursuant to Section 8.1(d)(ii).

         (f) The Company shall pay Parent a termination fee of $18,000,000 upon the earliest to occur of the following events:

                           (i) the  termination of this Agreement by the Company
pursuant to Section 8.1(e); or

                           (ii) the  termination  of this Agreement by Parent or
the Company pursuant to Section 8.1(b)(ii), and, in such event, either before such termination or within twelve (12) months after the date of such termination the Company (i) consummates an Acquisition Transaction, or
(ii) enters into an agreement with respect to an Acquisition Transaction, or a tender offer or similar transaction with respect thereto is commenced, that is subsequently consummated.

         (g) The Parent shall pay the Company a termination fee of $18,000,000 upon termination of this Agreement by the Company or Parent pursuant to Section 8.1(b)(iii) and, in such event, either before such termination or within twelve
(12) months after the date of such termination Parent (i) consummates an Acquisition Transaction, or (ii) enters into an agreement with respect to an Acquisition Transaction, or a tender offer or similar transaction with respect thereto is commenced, that is subsequently consummated.

         (h) If the Company shall have  terminated  this  Agreement  pursuant to
Section 8.1(f)(i), or if Parent shall have termination this Agreement pursuant to Section 8.1(d)(i), the non-terminating party shall reimburse the terminating party, the actual expenses incurred by the terminating party in connection with the transaction contemplated by this Agreement (including, without limitation, attorneys' fees, accountants' fees and fees of financial advisors) in an amount up to $7,000,000.

         (i) If a party has paid to the other party the amount required to be paid under any of Sections 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f), 8.2(g) or
8.2(h), such paying party shall not be required to make any payment required under any of such other Sections, other than to the extent a $12,000,000 payment made pursuant to Section 8.2(b) or 8.2(d) is increased to $18,000,000 pursuant to Section 8.2(g) and 8.2(f)(ii), respectively. If an event occurs that would require a party to make payments under more than one of Sections 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f), 8.2(g) and 8.2(h), only the Section requiring the higher payment shall apply.

         (j) In no event shall either party (the "Paying Party") be required to make a payment pursuant to Sections 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f) or 8.2(g) to the extent that such payment, together with Net Proceeds (as defined in the Option Agreement) received by the other party, and together with payments made by the Paying Party (other than payments of the Exercise Price, as defined in the Option Agreement) pursuant to Sections 7(a)(i)(y), 7(a)(ii), 7(b)(ii), 8(c) and/or 9(c) of the Option Agreement, exceeds $18,000,000.

         (k) The expenses and fees, if applicable, payable pursuant to Section 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f) and 8.2(g) shall be paid within two (2)
business days after the first to occur of the events described in Section 8.2(b), 8.2(c), 8.2(d), 8.2(e), 8.2(f)(i), 8.2(f)(ii) or 8.2(g); provided that in no event shall the Company or Parent, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

         (l) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and the Company would not enter into this Agreement; accordingly, if the Parent or the Company, as the case may be, fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit which results in a judgment for the fee and expenses set forth in this Section 8.2, the party required to pay the fee shall pay to the other party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on such amount of the fee and expenses at the base rate publicly announced by Citibank, N.A., on the date such payment was required to be made.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Amendment and Modification. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Merger Sub and the Company with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the shareholders of the Company, no such amendment, modification or supplementation shall be made which under Applicable Law requires the approval of such shareholders, without the further approval of such shareholders.

         Section 9.2 Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) subject to the provisions of Section 9.1, waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 9.3 Survivability; Investigations. The respective representations and warranties of Parent and Merger Sub, on the one hand, and the Company, on the other hand, contained herein or in any certificates or other documents delivered prior to or as of the Effective Time (i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and
(ii) shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time, without limitation (except for those which, by their terms, contemplate a shorter survival period).

         Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

         If to Parent or Merger Sub to:

                           InaCom Corp.
                           10810 Farnam Drive
                           Omaha, NE  68102
                           Attention:                Bill L. Fairfield
                           Telecopier:               402-758-3602


         with a copy to:

                           McGrath, North, Mullin & Kratz, P.C.
                           One Central Park Plaza, Suite 1400
                           222 South Fifteenth Street
                           Attention:                David L. Hefflinger
                           Telecopier:               402-341-0216


         If to the Company,:

                           Vanstar Corporation
                           1100 Abernathy Road
                           Building 500, Suite 1200
                           Atlanta, GA  30328
                           Attention:                General Counsel
                           Telecopier:               770-522-4587





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         with a copy to:

                           Arter & Hadden, LLP
                           1717 Main Street
                           Suite 4100
                           Dallas, TX  75201
                           Attention:                Mr. Stan Huller
                           Telecopier:               214-741-7139


         Section 9.5 Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Exhibits or Articles mean a Section, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits hereto, the Company Disclosure Schedule and the Parent Disclosure Schedule, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, a Governmental Entity or an unincorporated organization.

         Section 9.6 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement between the parties) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof and except for Article II and Sections 2.6, 6.8, 6.19 and 9.10, are not intended to confer upon any person other than the parties hereto any rights or remedies.

         Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

         Section 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

         Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 9.10 Assignment. This Agreement and the rights, interests and obligations hereunder shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or otherwise transfer its rights, interests or obligations hereunder without the prior written consent of the other parties hereto.

         IN WITNESS WHEREFORE, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

INACOM CORP.                                    VANSTAR CORPORATION

     /s/ Bill Fairfield                         /s/ William Y. Tauscher
By: _______________________________         By: ________________________________
Its: President and Chief Executive          Its: Chairman of the Board and Chief
     Officer                                     Executive Officer

INACOM ACQUISITION, INC.

     /s/ Bill Fairfield
By: _______________________________
Its:     President



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